Exhibit 99.1

412 Mt Kemble Avenue
Suite 110C
Morristown, NJ 07960

+1-973-461-5200
www.majesco.com

PRESS RELEASE

Majesco Announces Record Fourth Quarter and Full Year Fiscal 2019 Results

Fourth quarter revenue of $36.9M up 11.9% year over year

Full year revenue of $139.9M up 13.7% year over year

Fourth quarter cloud revenue of $16.3M up 54.9% year over year

Full year cloud revenue of $56.8M up 52.6% year over year

Fourth quarter EBITDA of 12% up 9% year over year

Full year EBITDA of 12.3% up more than 200% year over year

Cloud revenue now represents more than 40% of total revenue

Morristown, NJ – May 7, 2019 – Majesco (NASDAQ: MJCO), a global provider of cloud insurance platform software, today announced strong financial results for the fiscal 2019 fourth quarter and full year that ended March 31, 2019.

“We had a great year for revenue, EBITDA and new sales,” stated Adam Elster, Majesco’s CEO. “Companies of all sizes are turning to Majesco to partner with us on their digital transformation journey. I am more excited than ever about the opportunity ahead, the future of Majesco and the insurance industry. Our relentless focus on delivering innovation and customer success has fueled our growth and solidified our leadership.”

“I am excited by our momentum, and as we look to fiscal 2020 we remain committed to leveraging our technology, expertise and leadership to help insurers modernize, innovate and connect to build the future of their business – and the future of the insurance industry – at speed and scale.”

Key Revenue Drivers

•	Revenue from cloud-based customers was $56.8 million (40.6% of total revenue) for the year ended March 31, 2019, up 52.6% as compared to $37.2 million (30.3% of total revenue) during the year ended March 31, 2018.
•	Total number of cloud customers is now 54.
•	Total recurring revenue was at $45.8 million (32.8% of total revenue) for the year ended March 31, 2019, up 38.8% as compared to $33.0 million (26.8% of total revenue) for the year ended March 31, 2018.
•	Majesco’s 12-month order backlog as of March 31, 2019 was $96.9 million, up 13.5% from $85.4 million on December 31, 2018.
•	We added 19 new clients organically for the year ended March 31, 2019.

Fourth Quarter 2019 Financial Results

•	Revenue was $36.9 million, compared to $32.9 million for the same period last fiscal year. The 11.9% increase in revenue was driven by footprint expansion in existing accounts, new logos, and the acquisition of Exaxe.
•	Gross profit was $17.9 million (48.5% of revenue), compared to $15.4 million (46.9% of revenue) for same period last fiscal year. The 160-basis point increase in gross profit margin was driven by a higher margin mix of revenue.
•	Research and development (R&D) expenses were $5.0 million (13.5% of revenue), compared to $4.6 million (13.9% of revenue) for the same period last fiscal year. Investments in R&D were focused on Majesco’s product roadmap to support next generation insurance solutions and digital offerings.
•	Selling, general and administrative (SG&A) expenses were $10.5 million (28.5% of revenue), compared to $10.0 million (30.4% of revenue) for the same period last fiscal year. The reduction in SG&A as a percent of revenue reflects improved operating leverage.
•	Adjusted EBITDA was $4.4 million (12.0% of revenue), compared to $2.9 million (8.8% of revenue) for the same period last fiscal year.
•	Net income was $1.2 million, or $0.03 per diluted share as compared to net income of $0.4 million, or $0.01 per diluted share, for the same period last fiscal year. Net income was significantly higher due to increases in revenue and profitability.

412 Mt Kemble Avenue
Suite 110C
Morristown, NJ 07960

+1-973-461-5200
www.majesco.com

Fiscal Year 2019 Financial Highlights

•	Revenue for fiscal 2019 was $139.9 million, compared to $123.0 million last fiscal year. The 13.7% increase in revenue was driven by expansion within existing accounts, new logos, and the acquisition of Exaxe.
•	Gross profit was $68.5 million (49.0% of revenue) for fiscal 2019, compared to $55.9 million (45.4% of revenue) last fiscal year. The 360 basis point increase in gross profit margin was driven by a higher margin mix of revenue.
•	R&D expenses were $19.3 million (13.8% of revenue) for fiscal 2019, compared to $17.3 million (14.0% of revenue) last fiscal year.
•	SG&A expenses were $39.1 million (28.0% of revenue) for fiscal 2019, compared to $41.0 million (33.4% of revenue) last fiscal year. The decrease in SG&A was driven by improved control of G&A expenses and higher operating efficiencies.
•	Adjusted EBITDA for fiscal 2019 was $17.2 million (12.3% of revenue), compared to $5.7 million (4.6% of revenue) last fiscal year.
•	Net income for fiscal 2019 was $6.9 million or $0.18 per diluted share, compared to a net loss of $5.0 million or $(0.14) per share last fiscal year.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet Highlights

•	Majesco had cash and cash equivalents of $39.4 million at March 31, 2019, compared to $14.5 million at December 31, 2018, and $9.2 million as at March 31, 2018.
•	Majesco was debt free at March 31, 2019, compared to $13.7 million in total debt at December 31, 2018, and $13.6 million at March 31, 2018.

Other Highlights

•	The company announced the acquisition of the India based insurance software business from its parent company, Majesco Limited. The transaction received shareholder approval on April 30, 2019, and the acquisition is expected to close in mid-May.
•	On February 25, 2019, Majesco completed a rights offering pursuant to which it received approximately $43.5 million in gross proceeds from the sale of 6,123,463 shares of the company’s common stock to shareholders who exercised their subscription rights (including both basic and over-subscriptions) in the rights offering.

Conference Call and Webcast Information

Majesco management will conduct a live teleconference to discuss Majesco’s fiscal 2019 fourth quarter and full year financial results at 8:00 a.m. ET on Wednesday, May 8, 2019. Anyone interested in participating should call 888-256-1007 if calling from the U.S., or 323-994-2093 if dialing internationally. A replay will be available until May 22, 2019, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode: 7826361 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at
www.majesco.com or by clicking here.

412 Mt Kemble Avenue
Suite 110C
Morristown, NJ 07960

+1-973-461-5200
www.majesco.com

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation, a one-time reversal of accrual for contingent liability and one-time transaction costs related to the Exaxe acquisition.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only as supplemental.

About Majesco

Majesco (NASDAQ: MJCO) provides technology, expertise, and leadership that helps insurers modernize, innovate and connect to build the future of their business – and the future of insurance – at speed and scale. Our platforms connect people and businesses to insurance in ways that are innovative, hyper-relevant, compelling and personal. Over 190 insurance companies worldwide in P&C, L&A and Group Benefits are transforming their businesses by modernizing, optimizing or creating new business models with Majesco. Our market-leading solutions include CloudInsurer™ P&C Core Suite (Policy, Billing, Claims); CloudInsurer™ L&A and Group Core Suite (Policy, Billing, Claims); Digital1st Insurance™ with Digital1st eConnect™, Digital1st EcoExchange™ and Digital1st Platform™ – a cloud-native, microservices and open API platform; Distribution Management, Data and Analytics and an Enterprise Data Warehouse. For more details on Majesco, please visit www.majesco.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbour” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the SEC on June 22, 2018.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

412 Mt Kemble Avenue
Suite 110C
Morristown, NJ 07960

+1-973-461-5200
www.majesco.com

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Media Contact

Tara Dilzer Alexander
Director, Marketing Communications and Creative Services
+1 718 916 6873

tara.dilzeralexander@majesco.com

Investor Contact

SM Berger & Co

Andrew Berger

+216 464 6400

andrew@smberger.com

Corporate Contact

Ann Massey

SVP-Finance

(973) 461-5190

Ann.massey@majesco.com

412 Mt Kemble Avenue
Suite 110C
Morristown, NJ 07960

+1-973-461-5200
www.majesco.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three months ended March 31, 2019	Three months ended March 31, 2018	Twelve months ended March 31, 2019	Twelve months Ended March 31, 2018
Revenue	$36,871	$32,947	$139,860	$122,985
Cost of revenue	18,983	17,503	71,373	67,121
Gross profit	$17,888	$15,444	$68,487	$55,864

Operating expenses
Research and development expenses	$4,984	$4,582	$19,289	$17,250
Selling, general and administrative expenses	10,516	10,002	39,148	41,021
Exceptional Item – M&A Expenses	2	--	444	--
Total operating expenses	$15,501	$14,584	$58,881	$58,271
Income/(Loss) from operations	$2,387	$860	$9,606	$(2,407)
Interest income	73	32	104	51
Interest expense	(109)	(138)	(450)	(516)
Gain on reversal of accrual contingent liability	--	--	835	--
Other income (expenses), net	(111)	92	442	(74)
Income /(Loss) before provision for income taxes	$2,240	$846	$10,537	$(2,946)
(Benefit)/Provision for income taxes	1,008	412	3,611	2,055
Net Income/(Loss)	$1,232	$434	$6,925	$(5,001)

Earnings (Loss) per share:
Basic	$0.03	$0.01	$0.19	$(0.14)
Diluted	$0.03	$0.01	$0.18	$(0.14)

Weighted average number of common shares outstanding
Basic	38,972,051	36,558,001	37,209,999	36,540,199
Diluted	41,216,279	38,913,576	39,273,605	36,540,199

See accompanying notes to the Consolidated Financial Statements.

412 Mt Kemble Avenue
Suite 110C
Morristown, NJ 07960

+1-973-461-5200
www.majesco.com

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	March 31, 2019	March 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,329	$9,152
Short term investments	28,108	--
Restricted cash	43	53
Accounts receivables, net	16,933	19,103
Unbilled accounts receivable	17,916	9,997
Prepaid expenses and other current assets	15,171	9.494
Total current assets	89,501	47,799
Property and equipment, net	2,787	2,755
Intangible assets, net	12,937	6,535
Deferred income tax assets	7,637	7,171
Unbilled accounts receivable	543	-
Other assets	489	50
Goodwill	34,145	32,216
Total Assets	$148,040	$96,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Software hire purchase obligation	442	203
Short term debt	-	5,269
Current maturities of long-term borrowings	-	--
Accounts payable	2,220	2,353
Accrued expenses and other liabilities	30,962	22,032
Deferred revenue	10,988	12,201
Total current liabilities	44,612	42,058
Long term debt	-	8,367
Vehicle loan	109	--
Other	4,041	928
Total Liabilities	$48,762	$51,353

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of September 30, 2018 and 50,000,000 as of March 31, 2018, NIL shares issued and outstanding as of September 30, 2018 and March 31, 2018	--	--
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of September 30, 2018 and 450,000,000 as of March 31, 2018, 42,846,273 shares issued and outstanding as of September 30, 2018 and 36,600,457 as of March 31, 2018	$86	$73
Additional paid-in capital	122,163	75,021
Accumulated deficit	(23,792)	(30,282)
Accumulated other comprehensive income	(412)	361
Non-Controlling Interest	1,233	--
Total equity of common stockholder	99,278	45,173
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$148,040	$96,526

412 Mt Kemble Avenue
Suite 110C
Morristown, NJ 07960

+1-973-461-5200
www.majesco.com

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(U.S. dollars; in thousands):	2019	2018	2019	2018
Net Income (Loss)	$1,232	$434	$6,925	$(5,001)

Add:
Provision (benefit) for income taxes	1,008	412	3,611	2,055
Depreciation and amortization	1,248	1,106	4,244	4,849

Interest expense	109	138	450	516

Less:
Interest income	(73)	(32)	(104)	(51)
Other income (expenses), net	111	(92)	(442)	74
EBITDA	$3,635	$1,966	$14,685	$2,442

Add:
Exceptional Items – M&A Costs	2	--	444	--
Stock based compensation	787	941	2,941	3,253
Reversal of accrual for contingent liability	--	--	(835)	--

Adjusted EBITDA	$4,423	$2,907	$17,234	$5,695

Revenue	36,871	32,947	139,860	122,985
Adjusted EBITDA as a % of Revenue	12.00%	8.82%	12.32%	4.63%